                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               ALLIN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                                 [LOGO OF ALLIN]


                               ALLIN CORPORATION
                             400 GREENTREE COMMONS
                             381 MANSFIELD AVENUE
                     PITTSBURGH, PENNSYLVANIA  15220-2751

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1999



Dear Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Allin Corporation (the "Company") that will be held on Thursday, May 13, 1999 at 1:00 p.m. EDT, at the Company's headquarters at 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220, for the following purposes, as set forth in the accompanying Proxy Statement:

     1.  To elect six directors.

     2. To ratify the Board of Director's appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


     The Board of Directors has established the close of business on March 30, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

     YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

       Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

       By order of the Board of Directors,

       /s/ Dean C. Praskach

       Dean C. Praskach
       Secretary

April 12, 1999

                               ALLIN CORPORATION
                                PROXY STATEMENT


GENERAL INFORMATION

     This proxy statement is provided to the stockholders of Allin Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 13, 1999, at 1:00 p.m., EDT, at the Company's headquarters at 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220, and any adjournments or postponements thereof.
A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are present members of executive management of the Company.

     The Company's executive offices are located at 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220-2751, and its telephone number is (412) 928-8800. Proxy materials are first being mailed to stockholders beginning on or about April 15, 1999.

SHARES OUTSTANDING, VOTING RIGHTS AND VOTE REQUIRED

     Only stockholders of record at the close of business on March 30, 1999 are entitled to vote at the annual meeting. The only voting stock of the Company outstanding and entitled to vote at the annual meeting is its common stock, $.01 par value per share (the "Common Stock"), of which 5,988,063 shares were outstanding as of the close of business on March 30, 1999. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Cumulative voting is not permitted under the Company's Certificate of Incorporation, as amended.

     The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspector appointed for the meeting.

     Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. That is, the nominees receiving the greatest number of votes will be elected. If a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors. Ratification of the appointment of independent public accountants requires the affirmative vote of a majority of the votes cast. If a quorum is present, non-votes will have no effect on the voting for the appointment of independent public accountants; however, abstentions will have the effect of a negative vote. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of the Company, by delivering a proxy bearing a later date or by attending the annual meeting in person and casting a ballot. The Board of Directors recommends voting (1) FOR the election of the nominees named herein for director and (2) FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1999.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

     The Board of Directors of the Company currently consists of six members, five of whom are non-employee directors. The Chairman and Chief Executive Officer of the Company is a member of the Board. All directors are elected for a one-year term and hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. All executive officers serve at the discretion of the Board and are elected by the Board each year.

     The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the 2000 Annual Meeting of Stockholders. All nominees currently serve as directors of the Company. Ages are given as of March 31, 1999.

     Richard W. Talarico, age 43, became Chairman of the Board and Chief Executive Officer of the Company in July 1996. He has served as a director of Allin Interactive Corporation, the Company's predecessor and now a subsidiary of the Company ("Allin Interactive"), since October 1994 and as Chairman of the Board and Chief Executive Officer of Allin Interactive since June 1996. Mr. Talarico has served Allin Interactive in various other capacities, including Vice President of Finance from October 1994 to October 1995, President from October 1995 to June 1996 and Chief Financial Officer, Secretary and Treasurer from October 1994 to June 1996. Mr. Talarico has served as an officer and director of the Company's other subsidiaries since their inception or acquisition by the Company. Since 1991, Mr. Talarico has been a partner in The Hawthorne Group, where he has been involved in numerous business ventures and has served in various financial and operating capacities. The Hawthorne Group is a private investment and management company which invests through affiliates primarily in media and communications companies.

     Brian K. Blair, age 36, became a director of the Company in July 1996. Mr. Blair also served as Chief Operating Officer and Secretary of the Company from July 1996 until February 1998. Mr. Blair has served as a director of Allin Interactive since October 1994 and as a director of the Company's other subsidiaries since their inception or acquisition by the Company. Mr. Blair also served as Vice President of Administration and Operations of Allin Interactive from October 1994 until June 1996 and as its President from June 1996 until February 1998. Mr. Blair served as a Vice President of certain of the Company's other subsidiaries from their inception or acquisition until February 1998. Since May 1989, Mr. Blair has been President of Blair Haven Entertainment, Inc., doing business as Commercial Downlink, a provider of cable and closed-circuit television services, where he is responsible for the day-to-day activity of such company. Mr. Blair also serves as Secretary and Treasurer of Digital Media Corp., a video production company.

     Anthony L. Bucci, age 50, became a director of the Company in August 1998. Mr. Bucci is Chairman and Chief Executive Officer of MARC Advertising, Pennsylvania's largest full-service marketing communications company. Mr. Bucci has served MARC Advertising in various capacities since 1970, including as President from September 1988 to February 1997, as Chief Executive Officer since March 1992 and as Chairman since February 1997. Mr. Bucci has supervised advertising and marketing for a range of clients, including specialty retailing, financial services, automotive, fashion, fast food, home centers, general merchandise and amusement parks.

     William C. Kavan, age 48, became a director of the Company in July 1996 and has served as a director of Allin Interactive since October 1994. Mr. Kavan has also served as a director of certain of the Company's other subsidiaries since their inception or acquisition by the Company. Since 1980, Mr. Kavan has been president of Berkely-Arm, Inc. (''Berkely''), the largest provider of revenue-generating passenger insurance programs for the cruise industry. Berkely serves 25 cruise line clients, including Carnival, Costa, Cunard, Epirotiki, NCL, P&O, Princess, Radisson and RCCL.

     James S. Kelly, Jr., age 48, became a director of the Company in August 1998. Mr. Kelly founded KCS Computer Services, Inc. ("KCS") in 1985 and served as its President and Chief Executive Officer prior to its acquisition by the Company in August 1998. In connection with the acquisition of KCS, the Company had agreed to appoint Mr. Kelly as a director of the Company upon completion of the acquisition. Mr. Kelly was responsible for setting strategic direction for KCS, oversight of all KCS operations and direction of its finance and administration function. Mr. Kelly has been involved in the information technology field for over 25 years.

     James C. Roddey, age 66, became a director of the Company in July 1996 and has served as a director of Allin Interactive since October 1994. Mr. Roddey has also served as a director of certain of the Company's other subsidiaries since their inception or acquisition by the Company. Mr. Roddey served as President of International Sports Marketing, Inc. (now SportsWave, Inc.), a sports marketing company, from 1992 to 1996. He has served as Chairman or as President of various other entities affiliated with The Hawthorne Group, including President of Star Cable Associates, a cable television operator in various states, since 1991. He served as President of Turner Communications Corporation from 1968 to 1971, and as President of Rollins Communications Corporation from 1971 to 1979. Mr. Roddey currently serves as a Trustee of the University of Pittsburgh.

     There are no family relationships among the Company's directors and executive officers. All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE ABOVE NAMED NOMINEES


     If you do not wish your shares to be voted for particular nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the annual meeting. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business affairs of the Company are managed under the direction of the Board of Directors. During 1998, the Company's Board of Directors held nine meetings and took action by unanimous written consent in lieu of meetings four times. In 1998, no incumbent director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director.

     The Board of Directors has established two committees, the Audit Committee and the Compensation Committee. The Board has no standing nominating committee.

     The Audit Committee provides oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and accounting and financial reporting and practices. The Audit Committee has the power to recommend the retention of the independent public accountants for the Company and to consult with such independent accountants concerning the plan of audit, their report of audit and the adequacy of internal controls. The Audit Committee is currently composed of two independent, non-employee directors, James S. Kelly, Jr. (Chairman) and Brian K. Blair. The Audit Committee met three times during 1998.

     The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation and benefit policies and practices of the Company. The Compensation Committee is currently composed of two non-employee directors, Anthony L. Bucci and William C. Kavan. The Compensation Committee met two times during 1998.


                               EXECUTIVE OFFICERS

     Information concerning Mr. Talarico, the Company's Chairman and Chief Executive Officer, is included above in the biographic summaries of the nominees for director. Information with regard to the remaining executive officers of the Company who are not also directors follows:

     Timothy P. O'Shea, age 35, became President of the Company in January 1999. Prior to joining the Company, Mr. O'Shea was employed by Actium, a modis solutions company providing technology consulting services, from 1991 to 1998. Mr. O'Shea served Actium in various capacities, including Team Director from 1991 to 1992, Regional Manager from 1993 to 1996, and Vice President, Regional Development from 1997 to 1998, where Mr. O'Shea was involved in all aspects of new regional development including the development of regional best practices and standard regional reporting. Mr. O'Shea was instrumental in developing the technology consulting practices of four regional offices including establishing key business partners, developing comprehensive business plans, developing and mentoring of regional teams, transitioning of previous business practices to the Actium advanced technology business model and promoting sales growth.

     Dean C. Praskach, age 41, has held the positions of Vice President-Finance and Treasurer of the Company since July 1997, was named Secretary of the Company in March 1998 and is its principal financial and accounting officer. Mr. Praskach joined the Company as Director of Financial Planning in November 1996. Mr. Praskach served both the Company and The Hawthorne Group in a consulting capacity from February 1995 until joining the Company. From September 1989 through July 1994, he was employed at First Westinghouse Capital Corporation in various positions, where he was involved in equity and mezzanine financing of leveraged acquisitions. Mr. Praskach has held the positions of Vice President-Finance and Treasurer of all of the Company's subsidiaries since July 1997 or upon acquisition, if later, and was named Secretary of all of the Company's subsidiaries in March 1998 or upon acquisition, if later.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning 1996, 1997 and 1998 compensation of the Chief Executive Officer and the other executive officers of the Company whose 1998 salary exceeded $100,000 (collectively the "Named Executives"). Information with respect to 1996 and 1997 compensation is not given for Mr. Kent as he did not begin service as an executive officer of the Company until 1998. Information with respect to 1996 compensation is not given for Mr. Praskach as he did not begin service as an executive officer of the Company until 1997.

                                                                             LONG TERM
                                            ANNUAL COMPENSATION             COMPENSATION
                                            -------------------             ------------

                                                                        SECURITIES UNDERLYING
                                                                        ---------------------
 NAME AND PRINCIPAL POSITION        YEAR         SALARY ($)                  OPTIONS (#)
 ---------------------------        ----         ----------                  ----------
Richard W. Talarico                 1998         $164,583                       100,000
   Chief Executive Officer          1997          150,000                           ---
                                    1996           75,000                        21,000

Les D. Kent (1)                     1998         $160,000                        60,000
   President

Dean C. Praskach                    1998         $102,917                        23,500
   Vice President-Finance,          1997           91,217                         9,500
   Treasurer and Secretary

(1) Mr. Kent's employment was terminated by the Company in January 1999. The compensation information provided for Mr. Kent does not include a bonus earned in 1997 but paid in 1998.

EMPLOYMENT AGREEMENTS

     During 1998, the Company entered into a new employment agreement with Mr. Talarico, the term of which commenced May 15, 1998 and will continue through May 15, 2001. The annual salary as set forth in the employment agreement is $175,000, subject to annual merit increases. In the event that the Company achieves certain performance criteria, the annual base salary is to be increased to $225,000. Mr. Talarico is eligible to receive a discretionary bonus with any annual bonus program to be established by the Compensation Committee and approved by the Board of Directors. Any bonus awarded shall not exceed Mr. Talarico's annual base salary for 1998 or 1999 and one and one-half times annual base salary for 2000.

     The employment agreement contains restrictive covenants prohibiting Mr. Talarico from competing with the Company or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of two years after termination or the end of the employment term.

     In June 1998, Mr. Talarico was granted options to purchase 100,000 shares of the Company's common stock in accordance with the terms of the new employment agreement. The exercise price of $4.50 per share was based on the market price on the date of the grant. The employment agreement provides for additional option grants to purchase an additional 100,000 shares of the Company's common stock on each of January 1, 1999 and January 1, 2000, if shares are then available under the Company's Stock Plans. Mr. Talarico was awarded options to purchase 60,000 shares of the Company's common stock on March 1, 1999. The Company's management determined that an award in excess of 60,000 shares would not allow an adequate number of available shares for planned option awards to the Company's senior managers and other employees.

     Options to acquire shares of Common Stock granted to Mr. Talarico pursuant to the agreement under the Company's stock plans will vest on May 15, 2001 or, if earlier, on the date of termination without cause or a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of June 1, 1998, owns 50% or more of the outstanding Common Stock. The employment agreement also provides that Mr. Talarico will be entitled to receive following termination of employment by the Company without cause or contemporaneously with or within ninety days prior to the occurrence of a change in control of the Company, semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the later of the first anniversary of the termination or May 15, 2001.

     The Company entered into an employment agreement with Mr. Praskach, the term of which commenced November 1, 1997 and will continue through October 31, 2000. Mr. Praskach's current annual salary is $125,000. The employment agreement permits annual merit increases to salary. Mr. Praskach is also eligible to receive a discretionary bonus for any annual period subject to approval by the Board of Directors.

     The employment agreement contains restrictive covenants prohibiting Mr. Praskach from competing with the Company or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of eighteen months after termination or the end of the employment term.

     Mr. Praskach is eligible to receive stock options as may be awarded from time to time and under terms similar to options awarded to other employees under the Company's stock plans. The employment agreement with Mr. Praskach does not, however, specify any minimum number of options to be awarded during the term of the agreement. Options granted to date to Mr. Praskach will vest, except as noted below, at a rate of 20% of each award on each of the first five anniversary dates of the award.

     Pursuant to the employment agreement, the options to acquire shares of Common Stock granted to Mr. Praskach under the Company's 1996 and 1997 Stock Plans will, if not already vested, vest on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of November 1, 1997, owns 40% or more of the outstanding Common Stock. The employment agreement also provides that Mr. Praskach will be entitled to receive for up to one year following termination of employment by the Company without cause or contemporaneously with the occurrence of a change in control of the Company, semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the earlier of the first anniversary of the termination or the date on which Mr. Praskach obtains other full-time employment.

TERMINATION OF SERVICES UNDER EMPLOYMENT AGREEMENT

     The Company elected to terminate the services of Les D. Kent, its former President, on January 12, 1999. Under the terms of the Company's employment agreement with Mr. Kent, which became effective as of August 15, 1998, severance payments of $200,000 will be made in equal monthly installments of $16,667 over a one year period ending in January 2000. In 1998, Mr. Kent received options to purchase 60,000 shares of the Company's common stock under the terms of the Company's 1996 Stock Plan. Such award was made with an exercise price in excess of market price as of the date of the option grant. The options awarded were to have vested at a rate of 20% on each of the first five anniversaries of the effective date of the employment agreement or on December 31, 2001 if the employment agreement was not renewed. However, under the terms of the employment agreement, the options vested immediately upon termination.

     The employment agreement contains restrictive covenants which prohibit Mr. Kent from competing with the Company or soliciting the Company's employees or customers for another business for a period of two years after termination.

STOCK PLANS

     In October 1996, the Board of Directors adopted the 1996 Stock Plan, and in April 1997 the Board of Directors adopted the 1997 Stock Plan which was approved by the Company's stockholders in May 1997. The Board of Directors subsequently approved re-issuance of forfeited shares under the 1996 and 1997 Plans. In September 1998, the Board of Directors adopted the 1998 Stock Plan, which was approved the Company's stockholders in December 1998. All of the plans provide for awards of stock options, stock appreciation rights, restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. The plans are administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the plans and to prescribe conditions (such as the completion of a period of employment with the Company following an award). The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including the award of stock options.

     At December 31, 1998, 5,392 and 9,000 shares remained available for future grants under the 1996 Plan and the 1997 Plan, respectively. No awards were made under the 1998 Stock Plan in 1998, therefore, at December 31, 1998, all 375,000 shares approved for issuance under the 1998 Stock Plan remained available for future grants.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning stock options granted to the Named Executives during 1998.

                                                        INDIVIDUAL GRANTS                 GRANT DATE VALUE
                                                        -----------------                 ----------------

                           NUMBER OF        % OF TOTAL
                           ---------        ----------
                           SECURITIES     OPTIONS GRANTED    EXERCISE OR
                           ----------     ---------------    -----------
                           UNDERLYING     TO EMPLOYEES IN    BASE PRICE                   GRANT DATE PRESENT
                           ----------     ---------------    ----------                   ------------------
         NAME           OPTIONS GRANTED     FISCAL YEAR        ($/SH)    EXPIRATION DATE     VALUE $ (1)
         ----           ---------------     ------------       ------    ---------------     ------------
Richard W. Talarico        100,000 (2)          27.8 %         $4.50          6/1/05          $253,000
Les D. Kent                 60,000 (3)          16.7 %         $4.63         11/6/05          $134,400
Dean C. Praskach            23,500 (4)           6.5 %         $4.38         6/25/05          $ 57,575

(1) The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for 1998 grants to Named Executives.

     Risk-free interest rate:
         Options granted to Richard W. Talarico           5.6 %
         Options granted to Les D. Kent                   4.9 %
         Options granted to Dean C. Praskach              5.5 %
     Expected dividend yield                              0.0 %
     Expected life of options                            7 yrs.
     Expected volatility rate                            46.0 %

     No adjustments were made for non-transferability or risk of forfeiture.

(2) These options to acquire shares of Common Stock granted to Mr. Talarico will vest on the earlier to occur of May 15, 2001 or on the date of termination of Mr. Talarico's employment without cause or a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of June 1, 1998, owns 50% or more of the outstanding Common Stock.

(3) These options vested January 12, 1999 upon termination of services in accordance with terms of the Company's employment agreement with Mr. Kent. The options awarded were originally to have vested at a rate of 20% on each of the first five anniversaries of the effective date of the employment agreement or on December 31, 2001, if the employment agreement was not renewed.

(4) These options granted to Mr. Praskach will vest at a rate of 20% on each of the first five anniversary dates of the award, or earlier if not already vested, on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of November 1, 1997, owns 40% or more of the outstanding Common Stock.

FISCAL YEAR END OPTION VALUES

     The following table provides information concerning stock options held by the Named Executives at December 31, 1998. No options were exercised in 1998.

                                            NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-THE-
                                            --------------------------------    ----------------------------
                                              UNEXERCISED OPTIONS AT FISCAL     MONEY OPTIONS AT FISCAL YEAR
                                              -----------------------------     ---------------------------
                                                        YEAR END                          END (1)
                                                        --------                          -------
                          SHARES
                          ------
                        ACQUIRED ON    VALUE
                        -----------    -----
         NAME             EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
         ----             --------   ----------  ------------  --------------  -------------  -------------
Richard W. Talarico         ---         ---         8,400         112,600            ---            ---
Les D. Kent (2)             ---         ---           ---          60,000            ---            ---
Dean C. Praskach            ---         ---         3,900          34,100            ---            ---


(1) Based on the December 31, 1998 closing price per share of Common Stock of $3.88, as reported by the Nasdaq National Market tier of The Nasdaq Stock Market, and the various option exercise prices per share, the options were not in-the-money at December 31, 1998.

(2) The Company terminated Mr. Kent's services on January 12, 1999 in accordance with the terms of its employment agreement with Mr. Kent. The options awarded to Mr. Kent vested immediately upon termination.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options and other forms of incentive compensation. Anthony L. Bucci and William C. Kavan are currently members of the Compensation Committee. The Compensation Committee met two times during 1998.

     The Company's compensation policies are intended to attract and retain people necessary to grow the business on a long-term basis, to encourage the creation and appreciation of stockholder value by providing incentives to employees to act as stockholders accountable for their own actions and the overall success of the Company, to link compensation levels to business results and to maintain an appropriate balance between base salary and short-and long-term compensation.

     In determining the compensation of the Company's Chief Executive Officer and its other executive officers, factors taken into account include the Company's performance under business conditions prevailing in the Company's lines of business, contributions made by, or expected to be made by, the specific executive officer, the business area for which such person is responsible and the compensation for other executives having similar background and experience.

     The basic elements of each executive officer's 1998 compensation were salary and incentive compensation in the form of options to purchase shares of the Company's Common Stock under the Company's Stock Plans. Executive officers are also eligible to receive annual bonus payments, which the Compensation Committee believes should be tied to both short and long-term performance of the Company as well as financial performance for stockholders. The Compensation Committee believes that the current level of salary compensation for the Company's executive officers is below the level of other comparable companies in similar stages of development. Although the Committee believes that the performance of the Company improved sufficiently during 1998 to warrant the payment of bonuses to the Company's executive officers, no bonuses were paid to the Company's executive officers during 1998. The Company's management determined that at the Company's stage of development during 1998, the resources were better utilized elsewhere.

     It is the Committee's intention to continue to utilize forms of compensation for the Company's executive officers that favor long-term incentives so that such executives may benefit from any increase in the value of the Common Stock along with the Company's other stockholders. The Compensation Committee believes that stock options provide an additional incentive to executives to continue in the service of the Company.

     Mr. Talarico became Chief Executive Officer of the Company at the time of its formation in July 1996. Pursuant to the terms of his new employment agreement with the Company, his annual base salary was increased from $150,000 to $175,000 in June of 1998. Mr. Talarico was also granted options to purchase 100,000 shares of the Company's Common Stock in June of 1998. The increase in salary and the option award were granted giving consideration to Mr. Talarico's contributions to stabilizing the Company's cash position during the latter part of 1997, refocusing the Company toward information technology consulting services and for positioning the Company for positive operating income in the middle of 1998. Consistent with the desire to provide incentive compensation, the options granted to Mr. Talarico vest on May 15, 2001. Options to purchase a total of 83,500 shares of the Company's Common Stock were awarded to the other two executive officers of the Company during 1998. The options were to vest 20% each year beginning on the first anniversary of the date of the grant. However, the option to purchase 60,000 shares granted to the Company's then President vested immediately upon termination of the President's employment in January 1999.

     All employees of the Company and its subsidiaries, in addition to the Company's executive officers, are eligible to participate in the Company's 1996 Stock Plan, 1997 Stock Plan and 1998 Stock Plan. As of March 31, 1998, 179 employees of the Company and its subsidiaries were participants under these Plans.

                                         Compensation Committee:
                                         Anthony L. Bucci
                                         William C. Kavan


COMPENSATION OF DIRECTORS

     The non-employee directors of the Company are entitled to receive at the conclusion of each year of service, an automatic grant of an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock as reported by The Nasdaq Stock Market for the date on which the option is granted. Messrs. Kavan and Roddey each received grants to acquire 5,000 shares of Common Stock at the exercise price of $4.25 per share on November 10, 1998. Paul J. Pasquarelli, a former director, received a grant to acquire 5,000 shares of Common Stock at the exercise price of $4.25 per share on February 6, 1998.

     Non-employee directors of the Company receive $2,500 for each Board of Directors meeting attended and $500 for each separate committee meeting attended on a date on which no full board meeting is held. Directors of the Company who are also employees do not receive additional compensation for attendance at Board and committee meetings, except that all directors are reimbursed for out-of-pocket expenses in connection with attendance at Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of William C. Kavan and Anthony L. Bucci. James C. Roddey also served on the Compensation Committee during a portion of 1998. Mr. Richard W. Talarico, Chairman and Chief Executive Officer of the Company and a director and executive officer of each of the Company's subsidiaries, is a partner in The Hawthorne Group and an officer of The Hawthorne Group, Inc. ("Hawthorne"), and, as such, he and Mr. Roddey are shareholders and/or partners in common in certain investments and companies. During 1998, Mr. Talarico was a shareholder and director of The Bantry Group, Inc. and its affiliates Wexford Health Services, Inc. ("WHS"), Longford Health Sources, Inc. and Galway Technologies, Inc. (collectively "Bantry") of which Mr. Roddey was a shareholder, director and an executive officer. Mr. Talarico and Mr. Roddey were each partners in MA Associates II and shareholders in Hawthorne Group Productions, Inc. and Production Masters, Inc. ("PMI"), of which Mr. Roddey is an executive officer and director. Mr. Talarico is neither an officer or director of these companies. Mr. Talarico and Mr. Roddey were each shareholders of DirecTeam Merchandising, LLC, of which Mr. Talarico is an officer. None of these companies has a compensation committee of its board of directors. Mr. Roddey has indicated an intention to excuse himself from any vote of the Board of Directors concerning Mr. Talarico's compensation.

     In respect of the fiscal year ended December 31, 1998, the Company made payments to PMI in the amount of approximately $13,000, for the production of videos and other visual media for use with the Company's interactive television system. Messrs. Henry Posner Jr., Thomas D. Wright, Roddey and Talarico are shareholders of PMI. Messrs. Posner and Wright are each beneficial owners of greater than five percent of the Company's outstanding Common Stock. The Company believes that such transactions between it and PMI were on terms as favorable to the Company as could have been obtained from an unaffiliated party. The Company expects to continue to conduct business with PMI in the future.

     The Company acquired all of the issued and outstanding shares of capital stock of International Sports Marketing, Inc., now SportsWave, Inc. ("SportsWave"), in November 1996. The purchase price paid at the closing of the sale was $2.4 million in cash. In addition, the stock purchase agreement governing the sale provided for up to $2.4 million in contingent payments. Messrs. Posner, Wright, Talarico and Roddey were SportsWave stockholders prior to the Company's acquisition. At the closing of the acquisition of SportsWave, Messrs. Posner, Wright, Talarico and Roddey received cash payments in the amounts of approximately $1,273,000, $791,000, $48,000 and $120,000, respectively, and would have been entitled to receive contingent payments up to the same approximate amounts (not including interest payable on any promissory note delivered in respect of the contingent payments). In connection with the Company's sale of SportsWave, on October 6, 1998, the Company paid $318,200, $197,800, $12,000 and $30,000 to Messrs. Posner, Wright, Talarico and Roddey, respectively, and $42,000 to the other former SportsWave stockholders in full settlement of any claims to contingent earn-out payments that may have been due in the future.

     During the fiscal year ended December 31, 1998, Allin Corporation of California, a subsidiary of the Company, provided computer network consulting services to Hawthorne, Allegheny Media ("AM"), and WHS. Fees charged Hawthorne, AM and WHS were approximately $9,000, $1,000 and $12,000, respectively, for the fiscal year ended December 31, 1998. Mr. Posner, Mr. Wright and two of Mr. Posner's sons are shareholders of Hawthorne. Mr. Roddey and Mr. Wright have ownership interests in AM. Mr. Posner has an ownership interest in a company which is a shareholder of AM. Mr. Roddey is a shareholder, director and executive officer of WHS' parent company, The Bantry Group, Inc. Mr. Talarico is a shareholder and was a director of Bantry during 1998. Messrs. Posner and Wright also have ownership interests in Bantry. The Company believes its fees are on terms substantially similar to those offered non-affiliated parties.

     During the fiscal year ended December 31, 1998, Allin Network Products, Inc., a subsidiary of the Company, sold computer hardware and components to The Hawthorne Group and WHS. Amounts charged The Hawthorne Group and WHS for the fiscal year ended December 31, 1998 were approximately $2,000 and $29,000, respectively. The Company believes its charges are on terms substantially similar to those offered non-affiliated parties.

     During the fiscal year ended December 31, 1998, AM utilized a portion of the Company's office space under a short-term occupancy arrangement. Occupancy charges were approximately $2,000.

     Certain stockholders of the Company, including Messrs. Posner, Wright, Roddey, Talarico, and Brian K. Blair, a director and former officer of the Company, have certain rights under a registration rights agreement to require the Company, subject to certain limitations, to register under the Securities Act of 1933, as amended ("the "Securities Act"), certain of their shares of Common Stock for public offering and sale.

     In August of 1998, each of Messrs. Talarico, Kavan, Roddey, Posner and Wright purchased shares of the Company's Series B Preferred Stock and related warrants. Messrs. Talarico, Kavan, Roddey, Posner and Wright purchased 300, 750, 100, 1,400 and 200 shares of Series B Preferred Stock, respectively. In August 1998, the Company received $300,000, $750,000, $100,000, $1,400,000 and
$200,000 from Messrs. Talarico, Kavan, Roddey, Posner and Wright, respectively for the Series B Preferred Stock and related warrants. If the Company does issue any shares of Common Stock upon conversion of the Series B Preferred Stock or upon exercise of the warrants, the holders of such shares will have certain rights to require the Company to register the shares for resale under the Securities Act.

                             PERFORMANCE COMPARISON

     The following graph compares the cumulative total return on the Company's Common Stock, the Nasdaq Stock Market Index, an index of Nasdaq Computer & Data Processing Services Stocks and an index of Nasdaq Telecommunications Stocks for the period from November 1, 1996, the first day of trading of the Company's Common Stock, to December 31, 1998. The graph and chart assume that $100 was invested on November 1, 1996, in each of the Company's Common Stock, the Nasdaq Stock Market index, the index of Nasdaq Computer & Data Processing Services Stocks and the index of Nasdaq Telecommunications Stocks, with dividends, if any, reinvested. Closing prices at the end of each period are used. The total stockholder returns are not necessarily indicative of future returns.


                             [GRAPH APPEARS HERE]

                                                       NOV 1, 1996  DEC 31, 1996  DEC 31, 1997  DEC 31, 1998
Allin Corporation Common Stock (1)(3)                      $100          $130           $ 26        $ 26
The Nasdaq Stock Market Index (2)(3)                       $100          $106           $130        $183
Index of Nasdaq Computer & Data Processing
Services Stocks (2)(3)                                     $100          $106           $130        $233
Index of Nasdaq Telecommunications Stocks (2)(3)(4)        $100          $104           $155        $253

(1) Based on the initial offering price of Allin Corporation Common Stock as of the effective date of the Company's initial public offering, November 1, 1996, and the closing price on the last trading day of December 1996, 1997 and 1998.
(2) Based on the closing price of the respective index on the last trading day of October 1996 and December 1996, 1997 and 1998.
(3) Return assumes that all dividends are reinvested. The Company has never paid any dividends on its Common Stock.
(4) Beginning with this proxy statement the Company is changing the comparative performance data to include the index of Nasdaq Computer & Data Processing
     Services Stocks.   The index of Nasdaq Telecommunications Stocks is also
     presented as it was last year, but the Company does not expect to include such data in its proxy statement relating to the 2000 Annual Meeting of Shareholders. This change is being made to reflect the Company's change of strategic focus from media and communications to information technology consulting services.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table presents certain information as of March 12, 1999 as to the beneficial ownership of the Common Stock of the Company by each person or entity who is known to the Company to beneficially own more than five percent of the outstanding common stock of the Company. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.

                                                 AMOUNT AND NATURE OF
NAME AND ADDRESS OF STOCKHOLDER                BENEFICIAL OWNERSHIP (1)         PERCENT OF CLASS (1)
-------------------------------                ------------------------        ---------------------
Henry Posner, Jr. (2)                                 2,001,211                       29.2%
500 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA 15220

Emanuel J. Friedman (3)                               1,122,554                       18.7%
1001 19th Street North
Arlington, VA 22209

James S. Kelly, Jr. (4)                                 724,675                       12.1%
100 Trotwood Drive
Monroeville, PA 15146

William C. Kavan (5)                                    569,624                        8.8%
100 Garden City Plaza
Garden City, NY 11530

Friedman, Billings, Ramsey Group, Inc. and              521,554                        8.7%
 Orkney Holdings, Inc. (6)
1001 19th Street North
Arlington, VA 22209

Dimensional Fund Advisors (7)                           396,300                        6.6%
1299 Ocean Avenue, 11/th/ Floor
Santa Monica, CA 90401

Continental Casualty Company (8)                        340,000                        5.7%
CNA Plaza
Chicago, IL 60685

Kindy French (9)                                        325,000                        5.4%
1001 19/th/ Street North
Arlington, VA 22209

Les D. Kent (10)                                        323,333                        5.3%
2235 Melvin Road
Oakland, CA 94602

                                   AMOUNT AND NATURE OF
NAME AND ADDRESS OF STOCKHOLDER    BENEFICIAL OWNERSHIP (1)    PERCENT OF CLASS (1)
-------------------------------    ------------------------    --------------------
Thomas D. Wright (11)                      298,813                   4.9%
500 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA 15220

Richard W. Talarico (12)                   287,032                   4.6%
400 Greentree Commons
381 Mansfield Ave
Pittsburgh, PA 15220

_______________________

(1) The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder currently or within 60 days of March 12, 1999, and that no other stockholder so converts. The number of shares of Common Stock that may be acquired upon conversion of the Company's Series B Preferred Stock and exercise of the related warrants are also included in the table. Series B Preferred Stock is convertible into the Company's Common Stock at a rate of 85% of the closing market price on the date prior to conversion, subject to a minimum conversion rate of $2.00 per common share and a maximum conversion rate of $3.6125 per common share. The number of shares included for conversion of the Series B Preferred Stock is calculated based on a conversion rate of $2.62625 per common share, which equals 85% of the closing sale price of the Company's Common Stock on March 12, 1999 as reported on the Nasdaq National Market tier of The Nasdaq Stock Market. Information is provided in the footnotes below for each holder of Series B Preferred Stock as to the number of shares included in the table for conversion of Series B Preferred Stock and the minimum and maximum number of shares of Common Stock that could be acquired upon conversion.

(2) Includes 102,000 shares held in various trusts and a family foundation of which Mr. Posner and his wife are trustees and with respect to which shares Mr. Posner shares voting and investment power. Does not include 1,000 shares owned by Mr. Posner's wife and 2,000 shares held by trusts of which Mr. Posner's wife is a trustee. Includes 329,412 shares of Common Stock which may be acquired by exercise of warrants. Mr. Posner owns 1,400 shares of Series B Preferred Stock. The table includes 527,059 shares of Common Stock for conversion of the Series B Preferred Stock. The Series B Preferred Stock is convertible into at least 387,543, but no more than 700,000, shares of Common Stock. Assuming that the Series B Preferred Stock became convertible into the maximum 700,000 shares of Common Stock, Mr. Posner would be deemed to beneficially own an aggregate of 2,174,152 shares of Common Stock representing approximately 31.0% of the Common Stock outstanding.

(3) As reported on Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 17, 1999, 601,000 of the shares indicated are beneficially owned by Mr. Friedman, certain of his family members and a private family foundation for which Mr. Friedman serves as trustee. Mr. Friedman has sole voting and dispositive power for these shares. Mr. Friedman may be deemed to indirectly beneficially own and share voting and dispositive power with respect to 521,554 shares directly owned by Friedman, Billings, Ramsey Group, Inc. ("FBRG") by virtue of his control position as Chairman and Chief Executive Officer of FBRG. Mr. Friedman disclaims beneficial ownership of such shares. Mr. Friedman is the husband of Kindy French, a beneficial owner of more than five percent of the outstanding Common Stock of the Company. The number of shares shown assumes there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the
     Schedule 13G.

(4) Does not include shares which may be issued upon conversion of a note payable of the Company to Mr. Kelly in the principal amount of $2,000,000 because the note is not convertible within sixty days of March 12, 1999.

(5) Includes 10,000 shares of Common Stock which may be acquired by exercise of options and 176,471 shares of Common Stock which may be acquired by exercise of warrants. Mr. Kavan owns 750 shares of the Series B Preferred

     Stock. The table includes 282,353 shares of Common Stock for conversion of the Series B Preferred Stock. The Series B Preferred Stock is convertible into at least 207,612, but no more than 375,000, shares of Common Stock. Assuming that the Series B Preferred Stock became convertible into the maximum 375,000 shares of Common Stock, Mr. Kavan would be deemed to beneficially own an aggregate of 662,271 shares of Common Stock representing approximately 10.1% of the Common Stock outstanding.

(6) As reported on Schedule 13G filed with the SEC on February 17, 1999, each of Friedman, Billings, Ramsey Group, Inc. and Orkney Holdings, Inc., a wholly owned subsidiary of FBRG, have sole voting and dispositive power with respect to the shares indicated. The Schedule 13G reports that each of Eric F. Billings, Emanuel J. Friedman, and W. Russell Ramsey share voting and dispositive power with respect to the shares. The number of shares shown assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G..

(7) As reported on Schedule 13G filed with the SEC on February 11, 1999, Dimensional Fund Advisors, Inc., an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, has sole voting and investment power over the shares indicated, but Dimensional Fund Advisors, Inc. disclaims beneficial ownership of the shares. The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the
     Schedule 13G.

(8) The shares indicated are under shared voting power and shared dispositive power among Continental Casualty Company, CNA Financial Corporation and Loews Corporation as reported on Schedule 13G filed by such entities with the SEC on February 13, 1998. The report states that, under Illinois law, assets owned by Continental Casualty Company, an Illinois insurance company, are solely under the control of the board of directors of the insurer and that the characterization of shared dispositive power with the parent holding company is made solely as a consequence of SEC interpretations regarding control of the subsidiary. CNA Financial Corporation and Loews Corporation specifically disclaim beneficial ownership of the shares. As reported by Nasdaq-Online on March 12, 1999 there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G. The number of shares shown assumes that there has been no change in the number of shares owned since this date.

(9) Information as to the number of shares owned by Ms. French has been obtained from the Schedule 13G filed with the SEC by Ms. French on February 16, 1999. The number of shares shown assumes there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G. Ms. French is the wife of Emanuel J. Friedman, the Chairman of FBRG. Both Mr. Friedman and FBRG are beneficial owners of more than five percent of the outstanding Common Stock of the Company. See Notes (3) and (6) above.

(10) Includes vested options to acquire 60,000 shares of the Company's Common Stock.

(11) Does not include 45,000 shares held by Mr. Wright's spouse, 5,000 shares in her own name and 40,000 shares as trustee for various trusts. Includes 47,059 shares of Common Stock which may be acquired by exercise of warrants. Mr. Wright owns 200 shares of Series B Preferred Stock. The table includes 75,294 shares of Common Stock for conversion of the Series B Preferred Stock. The Series B Preferred Stock is convertible into at least 55,363, but no more than 100,000, shares of Common Stock. Assuming that the Series B Preferred Stock became convertible into the maximum 100,000 shares of Common Stock, Mr. Wright would be deemed to beneficially own an aggregate of 323,519 shares of Common Stock representing approximately 5.3% of the Common Stock outstanding.

(12) Includes 8,400 shares of Common Stock which may be acquired by exercise of options and 70,588 shares of Common Stock which may be acquired by exercise of warrants. Mr. Talarico owns 300 shares of the Series B Preferred Stock. The table includes 112,941 shares of Common Stock for conversion of Series B Preferred Stock. The Series B Preferred Stock is convertible into at least 83,044, but no more than 150,000, shares of Common Stock. Assuming that the Series B Preferred Stock became convertible into the maximum 150,000 shares of Common Stock, Mr. Talarico would be deemed to beneficially own an aggregate of 324,091 shares of Common Stock representing approximately 5.2% of the Common Stock outstanding.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table presents certain information as of March 12, 1999 as to the beneficial ownership of the Common Stock of the Company by (i) each director and Named Executive and (ii) all directors and executive officers as a group. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.

                                          Amount and Nature of
   Name of Stockholder                   Beneficial Ownership (1)         Percent of Class (1)
   -------------------                   ------------------------         --------------------
Richard W. Talarico (2)                          287,032                         4.6%
Allin Corporation
400 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA 15220

Les D. Kent (3)                                  323,333                         5.3%
2235 Melvin Road
Oakland, CA 94602

Dean C. Praskach                                   3,900                            *
Allin Corporation
400 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA 15220

Brian K. Blair                                   177,200                         3.0%
Com-Tek
13220 State Route 7
P.O. Box 2777
East Liverpool, OH 43920

Anthony L. Bucci                                     ---                            *
Marc Advertising
Four Station Square,
Suite 500
Pittsburgh, PA 15219

William C. Kavan (4)                             569,624                         8.8%
100 Garden City Plaza
PO Box 9366
Garden City, NY 11530

James S. Kelly, Jr. (5)                          724,675                        12.1%
100 Trotwood Drive
Monroeville, PA 15146

James C. Roddey (6)                              163,779                         2.7%
200 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA 15220

All directors and executive officers, as
a group (8 persons) (3)                        1,926,210                        28.6%

_______________________

*    Less than one percent

(1) The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Exchange Act, and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder currently or within 60 days of March 12, 1999, and that no other stockholder so converts. The numbers and percentages of shares owned assume that options that are currently exercisable or exercisable within sixty days of March 12, 1999 had been exercised, as follows: Mr. Talarico
     - 8,400 shares; Mr. Kent - 60,000 shares; Mr. Praskach - 3,900 shares, Messrs. Kavan and Roddey - 10,000 shares each; and all directors and executive officers as a group - 32,300 shares (not including the options held by Mr. Kent). The number of shares of Common Stock that may be acquired upon conversion of the Company's Series B Preferred Stock and exercise of the related warrants are also included in the table. Series B Preferred Stock is convertible into the Company's Common Stock at a rate of 85% of the closing market price on the date prior to conversion, subject to a minimum conversion rate of $2.00 per common share and a maximum conversion rate of $3.6125 per common share. The number of shares included for conversion of the Series B Preferred Stock is calculated based on a conversion rate of $2.62625 per common share, which equals 85% of the closing sale price of the Company's Common Stock on March 12, 1999 as reported on the Nasdaq National Market tier of The Nasdaq Stock Market. Information is provided in the footnotes below for each holder of Series B Preferred Stock as to the number of shares included in the table for conversion of Series B Preferred Stock and the minimum and maximum number of shares of Common Stock that could be acquired upon conversion.

(2) Includes 70,588 shares of Common Stock which may be acquired by exercise of warrants. Mr.Talarico owns 300 shares of Series B Preferred Stock, representing 10.9% of the Series B Preferred Stock outstanding. The table includes 112,941 shares of Common Stock for conversion of the Series B Preferred Stock. The Series B Preferred Stock is convertible into at least 83,044, but no more than 150,000, shares of Common Stock. Assuming that the Series B Preferred Stock became convertible into the maximum 150,000 shares of Common Stock, Mr. Talarico would be deemed to beneficially own an aggregate of 324,091 shares of Common Stock representing approximately 5.2% of the Common Stock outstanding. Mr. Talarico also owns 588 shares of the Company's Series A Preferred Stock, representing 2.4% of the Series A Preferred Stock outstanding.

(3)  Mr. Kent  is no longer an executive officer of the Company.

(4) Includes 176,471 shares of Common Stock which may be acquired by exercise of warrants. Mr. Kavan owns 750 shares of Series B Preferred Stock, representing 27.3% of the Series B Preferred Stock outstanding. The table includes 282,353 shares of Common Stock for conversion of the Series B Preferred Stock. The Series B Preferred Stock is convertible into at least 207,612, but no more than 375,000, shares of Common Stock. Assuming that the Series B Preferred Stock became convertible into the maximum 375,000 shares of Common Stock, Mr. Kavan would be deemed to beneficially own an aggregate of 662,271 shares of Common Stock representing approximately 10.1% of the Common Stock outstanding. Mr. Kavan also owns 10,000 shares of the Company's Series A Preferred Stock, representing 40.0% of the Series A Preferred Stock outstanding.

(5) Does not include shares which may be issued upon conversion of a note payable of the Company to Mr. Kelly in the principal amount of $2,000,000 because the note is not convertible within sixty days of March 12, 1999.

(6) Includes 2,000 shares owned by Mr. Roddey's wife and 23,529 shares of Common Stock which may be acquired by exercise of warrants. Mr. Roddey owns 100 shares of Series B Preferred Stock, representing 3.6% of the Series B Preferred Stock outstanding. The table includes 37,647 shares of Common Stock for conversion of the Series B Preferred Stock. The Series B Preferred Stock is convertible into at least 27,681, but no more than 50,000, shares of Common Stock. Assuming that the Series B Preferred Stock became convertible into the maximum 50,000 shares of Common Stock, Mr. Roddey would be deemed to beneficially own an aggregate of 176,132 shares of Common Stock representing approximately 2.90% of the Common Stock outstanding. Mr. Roddey also owns 588 shares of the Company's Series A Preferred Stock, representing 2.4% of the Series A Preferred Stock outstanding.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ARRANGEMENTS INVOLVING ALLIN CONSULTING-PENNSYLVANIA

     The acquisition of Allin Consulting of Pennsylvania, Inc. in August 1998 included two promissory notes issued by the Company in the amounts of $6.2 and $2.0 million, respectively, to James S. Kelly, Jr., the former majority shareholder of Allin Consulting of Pennsylvania, Inc. Mr. Kelly is a holder of greater than five percent of the Company's outstanding common stock and a director of the Company. The secured promissory note for $6.2 million bore interest at 5% per annum and was paid in its entirety in October 1998. The secured promissory note for $2.0 million bears interest at 6% per annum and matures August 13, 2000. The $2.0 million secured promissory note will be convertible into shares of the Company's common stock if not repaid on or before maturity.

ARRANGEMENTS INVOLVING ALLIN CONSULTING-CALIFORNIA AND ALLIN NETWORK

     In November 1996, the Company acquired Allin Corporation of California.
The consideration included $2.0 million in cash and $3.2 million in the Company's Common Stock. In addition, the agreement governing the acquisition provided for up to $2.8 million in contingent payments. In November 1998, the Company and Les D. Kent, a holder of greater than five percent of the Company's outstanding Common Stock and the then President of the Company, reached agreement on an amendment to modify the terms of a promissory note for the contingent payments. Under the amendment, the amount of the payment due to Mr. Kent has been fixed at $2,000,000. The amended note provides for principal payments of $1,000,000 plus any accrued interest due on April 15, 2000 and October 15, 2000. The Company may, however, defer payment of principal at its option until April 15, 2005. The amended note provides for interest at the rate of 7% per annum from the acquisition date of November 6, 1996. Mr. Kent was the sole stockholder of Allin Corporation of California prior to the acquisition.

     Allin Network made payments of approximately $27,000 under a note payable due Les D. Kent during the fiscal year ended December 31, 1998.

LEASES

     Effective February 1, 1997, the Company entered into a five-year lease for office space with Executive Office Associates ("EOA"). The aggregate rental payment under this lease was approximately $295,000 during the fiscal year ended December 31, 1998. Henry Posner, Jr., Thomas D. Wright and two of Mr. Posner's sons and his spouse each own an indirect equity interest in EOA. Messrs. Posner and Wright are beneficial holders of greater than five percent of the Company's outstanding Common Stock. In late 1997 and early 1998, agreements were reached among the Company, EOA, and a non-affiliated party for sublet of a portion of the space that would end the Company's obligations with respect to that portion for the remainder of the lease term. As of December 31, 1998, minimum lease commitments were approximately $843,000 for the period from January 1, 1998 to January 31, 2002. The Company believes that rental payments under the long-term lease were on terms as favorable to the Company as could have been obtained from an unaffiliated party.

     During the fiscal year ended December 31, 1998, Allin Corporation of California made payments of approximately $65,000 to Les D. Kent for the lease of office space under a month-to-month lease arrangement. The Company believes that rental payments under the lease were on terms as favorable to the Company as could have been obtained from an unaffiliated party.

LOAN TO OFFICER AND DIRECTOR

     During March 1997, the Company made a loan in the amount of $130,000 to R. Daniel Foreman, then the President and a director of the Company. The loan bore interest at prime plus one percent from origination to December 1, 1997, its original due date, and prime plus three percent thereafter. Mr. Foreman resigned as a director and officer of the Company in February 1998. Under terms of a separation agreement, the loan and approximately $10,000 of accrued interest were forgiven. The Company also made payments to Mr. Foreman in the aggregate amount of $225,000, plus accrued vacation pay, pursuant to the separation agreement.

MINORITY INVESTMENT IN CORPORATION

     In March 1998, the Company contributed certain assets, including rights to the name PhotoWave, formerly used in its operations in the retail digital photography market for a minority, non-controlling equity interest in a new corporation, Rhino Communications Corporation ("RCC"), which thereafter began operations in this market. Mr. Foreman, a former officer and director of the Company, is a minority owner of RCC. Henry Posner, Jr. and William C. Kavan, a holder of greater than five percent of the Company's outstanding Common Stock and a director of the Company, also have an equity interest in RCC. The value placed on the Company's initial equity interest, $100,000, approximated the value of the assets contributed.

SEPARATION AGREEMENTS

     In connection with his resignation as an executive officer of the Company in February 1998, the Company entered into a separation agreement with Brian K. Blair. Under the separation agreement, the Company was obligated to make aggregate payments to Mr. Blair in the amount of $225,000 plus accrued vacation pay, and to provide certain consulting services to Mr. Blair. Mr. Blair remains subject to restrictive covenants prohibiting him from competing with the Company for a period of two years following his resignation. Mr. Blair has continued as a director of the Company. During 1998, the Company paid approximately $212,000 of the amounts due Mr. Blair under the separation agreement.

     In January 1999, the Company elected to terminate the services of its then President, Les D. Kent. Mr. Kent will receive severance payments in accordance with the terms of his employment agreement. See "Executive Compensation - Termination of Services Under Employment Agreement".


      PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)


     The Board of Directors of the Company has selected Arthur Andersen LLP to serve as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 1999. Arthur Andersen LLP has been employed to perform this function for the Company and its predecessor since 1995. A representative of Arthur Andersen LLP is expected to be present at the annual meeting for the purpose of making a statement, should he so desire, and to respond to appropriate questions.

     The affirmative vote of a majority of the shares represented and voting on the proposal is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. If the stockholders should not ratify the appointment, the Audit Committee of the Board will investigate the reasons for rejection by the stockholders and the Board of Directors will reconsider the appointment.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
        THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
   THE COMPANY'S INDEPENDENT ACCOUNTS FOR THE YEAR ENDING DECEMBER 31, 1999.

                               OTHER INFORMATION


DIRECTOR NOMINEES

     The Board of Directors will consider stockholder's recommendations for nominees for election to the Board of Directors. Generally such nominations must be submitted in writing to the Secretary of the Company at the Company's principal offices at least 60 days but not more than 90 days before an annual meeting, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company. This requirement does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and any person who owns more than ten percent of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on the review of the copies of such reports and written representations that no other reports were required during or with respect to the year ended December 31, 1998, all such Section 16(a) filing requirements were met.


ANNUAL REPORT

     The Company has enclosed its Annual Report for the year ended December 31, 1998 with this proxy statement, which includes the Company's 1998 Annual Report to the SEC on Form 10-K, without exhibits. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.


STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Any proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company, 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220-2751, no later than December 14, 1999 in order to be included in the proxy materials for such meeting. It is suggested that a proponent submit any proposal by Certified Mail
- Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 2000 proxy materials.

  All other stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at the Company's principal offices no later than February 14, 2000, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company.


OTHER MATTERS

     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

SOLICITATION OF PROXIES

     All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company will reimburse them for their expenses in doing so. The Company has engaged National City Bank to coordinate the solicitation of proxies by and through such holders. The anticipated cost of such services is approximately $1,500 plus reimbursement of expenses.



     By order of the Board of Directors,

     /s/ Dean C. Praskach

     Dean C. Praskach
     Secretary
     April 12, 1999

                               ALLIN CORPORATION
                                     PROXY
          This Proxy Is Solicited On Behalf Of The Board of Directors

  Dean C. Praskach and Timothy P. O'Shea, or either of them, each with power of substitution, are hereby authorized to vote all stock of Allin Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Allin Corporation to be held on Thursday, May 13, 1999, and at any postponements or adjournments thereof as follows:

1.Election of Directors:
                   FOR all nominees listed below       WITHHOLD AUTHORITY to
                   (except as marked to the            vote for all nominees
                   contrary below) [_]                 listed below [_]

  Nominees: Richard W. Talarico, Brian K. Blair, Anthony L. Bucci, William C.
                  Kavan, James S. Kelly, Jr. and James C. Roddey

       A vote FOR all nominees is recommended by the Board of Directors
  Instructions: To withhold authority for an individual nominee, draw a line through his name.

2.Ratification of appointment of Independent Public Accountants.
   FOR [_]  AGAINST [_]  ABSTAIN [_]

              A vote FOR is recommended by the Board of Directors

3.In their discretion, on such other business as may properly come before the meeting.

                           (Continued on other side)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

                                                 Please sign this proxy
                                                 exactly as your name appears
                                                 below. When shares are held
                                                 by joint tenants, both
                                                 should sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or in
                                                 another representative
                                                 capacity, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by the
                                                 president or other
                                                 authorized officer. If a
                                                 partnership, please sign in
                                                 partnership name by an
                                                 authorized person.

                                                 Dated: ............... , 1999

                                                 .............................
                                                          (Signature)

                                                 .............................
                                                 (Signature, if held jointly)


    Please Mark, Sign, Date, and Return this Proxy Card Promptly Using the
                              Enclosed Envelope.